As filed with the Securities and Exchange Commission on May 6, 1998
                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ENTERPRISE BANCORP, INC.
             (Exact name of Registrant as Specified in Its Charter)

        Massachusetts                                 04-3308902
(State or other jurisdiction of         (I.R.S. Employer  Identification No.)
incorporation or organization)

                              222 Merrimack Street
                           Lowell, Massachusetts 01852
                    (Address of Principal Executive Offices)

                 Enterprise Bancorp, Inc. 1988 Stock Option Plan
               Enterprise Bancorp, Inc. 1998 Stock Incentive Plan
                            (Full Title of the Plans)

                               JOHN P. CLANCY, JR.
                                    Treasurer
                            Enterprise Bancorp, Inc.
                              222 Merrimack Street
                           Lowell, Massachusetts 01852
                     (Name and Address of Agent For Service)

                                 (978) 459-9000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             STEPHEN J. COUKOS, ESQ.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109

                                                   CALCULATION OF REGISTRATION FEE

                                                                      Proposed Maximum       Proposed Maximum
                                                Amount to be         Offering Price Per     Aggregate Offering          Amount of
  Title of Securities to be Registered           Registered                Share                  Price             Registration Fee
Common Stock, $.01 par value                    227,287 (1)         $11.00 to $18.00 (2)     $3,180,263.50 (2)          $938.18

(1) Consists of 148,477 shares that remain authorized for issuance under the 1988 Stock Option Plan and 78,810 shares authorized for issuance under the 1998 Stock Incentive Plan. Also includes an indeterminate number of securities which may be issuable by reason of a reorganization,  recapitalization,  exchange of shares, stock split, combination of shares or dividend payable in shares of Common
Stock or other securities, as provided under the plans.

(2) Pursuant to Rule 457(h) the offering price is calculated  based upon the exercise price with respect to 148,375 shares subject to options currently outstanding and, for the remainder of the shares, the book value of the Common Stock as of March 31, 1998.

                                EXPLANATORY NOTE

     This Registration Statement contains two parts: the first part contains a Prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers re-offers and re-sales by the Selling Shareholders listed in the Prospectus of shares of the Company's Common Stock that may be issued upon exercise of options granted to certain executive officers under the Company's 1988 Stock Option Plan as well as shares of the Company's Common Stock that may be issued either directly or upon exercise of options granted to certain executive officers and directors under the Company's 1998 Stock Incentive Plan.

     The second part contains information required in the Registration Statement pursuant to Form S-8.

Prospectus

                                  83,850 Shares
                            -------------------------

                            ENTERPRISE BANCORP, INC.

                            -------------------------

                                  COMMON STOCK
                           (Par Value $.01 Per Share)
                            -------------------------


     This Prospectus is being used in connection with the offering, from time to time, by certain shareholders (the "Selling Shareholders") of Enterprise Bancorp, Inc. (the "Company"), of up to 83,850 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company, which may be acquired by certain executive officers pursuant to their exercise of options granted by the Company under the Enterprise Bancorp, Inc. 1988 Stock Option Plan (the "Plan"). The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

     The Shares may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the Nasdaq Stock Market, a stock exchange or other market system, if and to the extent that the Common Stock is then listed or otherwise qualified for trading thereon, at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. All discounts, commissions or fees incurred in connection with the sale of the Shares offered hereby will be paid by the Selling Shareholders or by the purchasers of the Shares, except that the expenses of preparing and filing this Prospectus and the related Registration Statement with the Securities and Exchange Commission (the "Commission"), and of registering or qualifying the Shares will be paid by the Company.

     The Selling Shareholders and any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any discounts, concessions, or commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

     The Common Stock is not presently listed or otherwise qualified for trading on the Nasdaq Stock Market, any stock exchange or any other market system.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY STATE
    SECURITIES COMMISSION, NOR HAS THE COMMISSION, CORPORATION, OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS ARE NOT SAVINGS ACCOUNTS
  OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION,
       THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR
              ANY OTHER GOVERNMENTAL AGENCY, AND INVOLVE INVESTMENT
                 RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

                   The date of this Prospectus is May 6, 1998.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such Common Stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

Section                                                              Page

Available Information ............................................     3

Incorporation of Certain Documents by Reference ..................     3

The Company ......................................................     4

Risk Factors .....................................................     4

Selling Shareholders .............................................     5

Plan of Distribution .............................................     6

Indemnification ..................................................     6

Experts ..........................................................     7

Legal Matters ....................................................     7

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Commission. Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices: the Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048, and the Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company files electronically with the Commission. The Commisssion maintains a World Wide Web site (located at http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     A registration statement on Form S-8, together with all amendments, exhibits and documents incorporated therein by reference (the "Registration Statement"), has been filed with the Commission, Washington, D.C., under the Securities Act, with respect to the Shares offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements in this Prospectus as to the contents of exhibits are not necessarily complete, and each statement is qualified in all respects by reference to the copies of documents filed or incorporated by reference as exhibits to the Registration Statement or otherwise filed with the Commission. See also "Incorporation of Certain Documents by Reference."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents (or parts thereof) filed with the Commission by the Company are incorporated by reference in this Prospectus:

     (a) The Company's Registration Statement on Form 8-A, dated July 16, 1996, relating to the Common Stock.

     (b) The Company's Annual Report on Form 10-KSB, for the year ended December 31, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all of the Shares offered hereby have been sold, or deregistering all of the Shares that, at the time of such post-effective amendment, remain unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated by reference herein which is deemed to be modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company shall furnish without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, copies of any or all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests for such documents should be directed to John P. Clancy, Jr., Treasurer, Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, telephone (978) 459-9000.

                                   THE COMPANY

General

     The Company is a business corporation organized under the laws of the Commonwealth of Massachusetts on February 29, 1996. The only office of the Company, and its principal place of business, is located at the main office of Enterprise Bank and Trust Company (the "Bank") at 222 Merrimack Street, Lowell, Massachusetts 01852 and its telephone number is (978) 459-9000.

     The Company was organized for the sole purpose of becoming the holding company of the Bank. Upon completion of the holding company formation on July 26, 1996, the Bank became a wholly-owned subsidiary of the Company, which thereby became a bank holding company under federal law.

     The Bank is a Massachusetts-chartered trust company, which commenced business on January 3, 1989, and is headquartered in Lowell, Massachusetts. The Bank offers a range of commercial, consumer and trust services with a goal of satisfying the needs of consumers, small and medium-sized businesses and professionals. The Bank conducts its business from its main office in Lowell and from a network of 5 additional branches in the Massachusetts communities of Chelmsford, Billerica, Leominster, Tewksbury and Dracut.

     Prior to completion of the bank holding company formation, the Company had no business activities and there are no operating business activities currently proposed for the Company. In the future, the Company may become an operating company or acquire commercial banks or thrift institutions or companies engaged in bank-related or otherwise permissible nonbanking activities. There are no current agreements or understandings with respect to any such acquisition and no assurance can be given that any such future acquisitions will occur.

Property

     The Company neither owns nor leases any real or personal property. The Company utilizes the premises, equipment and furniture of the Bank on a de minimis basis without the direct payment of any rental fees to the Bank.

Competition

     It is expected that for the near future the primary business of the Company will be the ongoing business of the Bank. Therefore, the competitive conditions to be faced by the Company will be the same as those faced by the Bank. The Bank faces strong competition to attract deposits and to generate loans. Several major commercial banks are headquartered in neighboring Boston, and numerous other commercial banks, savings banks, cooperative banks, credit unions and savings and loan associations have one or more offices in Greater Lowell and in the Leominster/Fitchburg, Massachusetts area. The major commercial banks have several competitive advantages over the Bank, including the ability to make larger loans to a single borrower than is possible for the Bank. The greater financial resources of these banks also allows them to offer a broad range of automated banking services, to maintain numerous branch offices and to mount extensive advertising and promotional campaigns. Competition for loans and deposits also comes from other businesses which provide financial services, including consumer finance companies, factors, mortgage brokers, insurance companies, securities brokerage firms, money market mutual funds and private lenders. Notwithstanding the substantial competition facing the Bank, however, management believes that the Bank has established a market niche in Greater Lowell and the Leominster/Fitchburg area which has been enhanced in recent years by the acquisition of other independent banks by major bank holding companies, and the resultant consolidation of competitors' banking operations and services within the Bank's market area.

Employees

     At the present time, the Company does not employ any persons other than through the Bank. The Company utilizes the support staff of the Bank from time to time without the payment of any fees, except as may be otherwise required by law. If the Company acquires other financial institutions or pursues other lines of business, it may at such time hire additional employees.

                                  RISK FACTORS

     No Assurance of Public Trading Market. The Common Stock is not listed or otherwise qualified for trading on the Nasdaq Stock Market, any stock exchange or any other market system. No assurance can be given that a public trading market for the

Common Stock will develop in the future. Consequently, any purchase of the Shares may constitute a long-term, illiquid investment.

                              SELLING SHAREHOLDERS

     The following table sets forth:  (i) the name of each Selling  Shareholder,
(ii) his or her position(s) with the Company and its predecessors or affiliates over the last three years, (iii) the number of shares of Common Stock owned (or subject to option) by each Selling Shareholder as of the date of this Prospectus, (iv) the number of shares of Common Stock which, as of the date of this Prospectus, may be offered for the account of each Selling Shareholder by this Prospectus and (v) the amount of the class to be owned by each Selling Shareholder if such Selling Shareholder were to sell all of the shares of Common Stock covered by this Prospectus. There can be no assurance that any of the Selling Shareholders will offer for sale or sell any or all of the Shares offered by them pursuant to this Prospectus.

                                                                                                     Number         Shares Owned
                                                                                                    of Shares         Following
                                                                           Shares Owned Prior         to be         Completion of
Name                      Position with Company                             to This Offering*        Offered         Offering *
------------------------  --------------------------------------------- ------------------------- -------------  -------------------

Walter L. Armstrong       Executive Vice President, Business                 17,000** / ***              13,900     3,100** / ***
                          Development, of the Bank; Director of the
                          Company and of the Bank

John P. Clancy, Jr.       Treasurer of the Company; Senior Vice                  8,700**                  7,500        1,200**
                          President, Chief Financial Officer, Treasurer
                          and Chief Investment Officer of the Bank
                          since December 1996, and prior thereto,
                          Senior Vice President, Chief Financial
                          Officer and Treasurer of the Bank

George L. Duncan          Chairman of the Board of Directors and             149,379(9.45%)              36,300    113,079(7.16%)
                          Chief Executive Officer of the Company and
                          of the Bank

Robert R. Gilman          Executive Vice President, Administration,              9,500**                  8,000        1,500**
                          and Commercial Lender of the Bank since
                          December 1996, and prior thereto, Senior
                          Vice President, Administration, and
                          Commercial Lender of the Bank

Richard W. Main           President of the Company and President,            31,450(1.99)***             18,150    13,300** / ***
                          Chief Operating Officer and Chief Lending
                          Officer of the Bank; Director of the
                          Company and the Bank
---------

*     =  For  purposes of this table,  the number of shares  owned prior to this  registration  includes  all shares which would be owned if all options granted under the Plan were exercised.

**   =   Less than one percent.

***  =   These figures do not include shares subject to options granted to each of Mr. Armstrong and Mr. Main by Mr. Duncan.  Each of Mr.  Armstrong and Mr. Main has an option to purchase up to 25,000 shares of
         Common Stock  presently  held by Mr.  Duncan.  For purposes of this table,  these 50,000  shares are included in the shares owned by Mr. Duncan prior to and following completion of this Offering.

                              PLAN OF DISTRIBUTION

     The sales of the Shares by the Selling Shareholders may be effected, from time to time, on the Nasdaq Stock Market or on a stock exchange or other market system if and to the extent that the Shares are listed or otherwise qualified for trading thereon at the time of sale, in negotiated transactions, or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Common Stock is not presently listed or otherwise qualified for trading on the Nasdaq Stock Market or on any stock exchange or other market system. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Shareholders and any broker-dealers that act in connection with the sale of the Shares hereunder might be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit realized on the resale of Shares as principals might be deemed to be underwriting compensation under the Securities Act.

     Any broker-dealer acquiring Shares from a Selling Shareholder may sell the Shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis, or to its customers. Any such sales may be at then prevailing market prices, at prices related to such prevailing market prices, at negotiated prices, or at prices reflecting the application of a combination of such methods.

     The Company has advised the Selling Shareholders that anti-manipulative Rules 10b-5, 10b-6 and 10b-7 promulgated under the Exchange Act may apply to their sales in the market. The Company has furnished the Selling Shareholders with copies of these rules, and has informed the Selling Shareholders of the possible need for them to deliver copies of this Prospectus in connection with their resales of the Shares. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving sale of the Shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealer purchases shares as a principal, any profits received on the resale of such Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

     Upon the Company's being notified by any Selling Shareholders that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such Shares were sold by the Selling Shareholder, the commissions paid or discounts or concessions allowed by the Selling Shareholder to such broker-dealer(s), and where applicable, that such broker-dealer(s), did not conduct any investigation to verify the information set out in this Prospectus.

     Any Shares which qualify for resale pursuant to Rule 144 promulgated under the Securities Act may be sold under the Rule rather than pursuant to this Prospectus.

     There can be no assurance that the Selling Shareholders will sell all or even any of the Shares which may be offered by them or any of them hereunder.

                                 INDEMNIFICATION

     The By-laws of the Company provide for the indemnification of each director, officer and employee against all expenses and liabilities reasonably incurred by or imposed on him in connection with any proceeding or threatened proceeding in which he may become involved by reason of his being or having been a director, officer or employee of the Company or any affiliate of the Company or any other entity at the request or direction of the Company's Board of
Directors, so long as such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The By-laws of the Company further provide that (a) if the Company is merged into or consolidated with another corporation and the Company is not the surviving corporation, the surviving corporation shall assume the indemnification obligations of the Company under the By-laws with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation; (b) if the By-laws are invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify and advance expenses to each indemnitee as to any expenses (including reasonable attorneys' fees), judgments, fines, liabilities, losses, and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of the By-laws that has not been invalidated and to the fullest extent permitted by applicable law; and (c) if the Massachusetts General Laws are amended after adoption of the Company's Bylaws to expand further the indemnification permitted to an indemnitee, the Company shall indemnify all such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification, in the event of any such actual liability under the Securities Act, is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Articles of Organization of the Company provide that its directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any unlawful distributions to stockholders or loans to officers or directors, or (iv) for any transaction from which the director derived an improper personal benefit.

                                     EXPERTS

     The consolidated balance sheets of the Company as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997 included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 have been audited by KPMG Peat Marwick LLP, independent accountants, as set forth in their report contained therein. Such financial statements are incorporated by reference in this Prospectus upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by Sullivan & Worcester LLP, Boston, Massachusetts.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

     *Documents   containing  the  information   required  by  Part  I  of  this
Registration Statement will be sent or given to each Plan participant in accordance with Rule 428(b)(1) of the Securities and Exchange Commission (the "Commission"). In accordance with the Note to Part I of Form S-8, such documents are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     The following documents (or parts thereof) filed with the Commission by the Company are incorporated by reference in the Prospectus which forms a part of this Registration Statement:

     (a) The Company's Registration Statement on Form 8-A, dated July 16, 1996, relating to the Common Stock.

     (b) The Company's Annual Report on Form 10-KSB, for the year ended December 31, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act after the date of the Prospectus which forms a part of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the Shares offered hereby have been sold, or deregistering all of the Shares that, at the time of such post-effective amendment, remain unsold, shall be deemed to be incorporated by reference in such Prospectus and to be a part thereof from the date of filing of such documents. Any statement contained herein or in any document incorporated by reference herein which is deemed to be modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of such Prospectus.

Item 4. Description of Securities

     Not applicable, as the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5. Interests of Named Experts and Counsel

     Not Applicable.

Item 6. Indemnification of Directors and Officers

     The By-laws of the Company provide for the indemnification of each director, officer and employee against all expenses and liabilities reasonably incurred by or imposed on him in connection with any proceeding or threatened proceeding in which he may become involved by reason of his being or having been a director, officer or employee of the Company or any affiliate of the Company or any other entity at the request or direction of the Company's Board of
Directors, so long as such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The By-laws of the Company further provide that (a) if the Company is merged into or consolidated with another corporation and the Company is not the surviving corporation, the surviving corporation shall assume the indemnification obligations of the Company under the By-laws with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation; (b) if the By-laws are invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify and advance expenses to each indemnitee as to any expenses (including reasonable attorneys' fees), judgments, fines, liabilities, losses, and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the

Company, to the fullest extent permitted by any applicable portion of the By-laws that has not been invalidated and to the fullest extent permitted by applicable law; and (c) if the Massachusetts General Laws are amended after adoption of the Company's Bylaws to expand further the indemnification permitted to an indemnitee, the Company shall indemnify all such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification, in the event of any such actual liability under the Securities Act, is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Articles of Organization of the Company provide that its directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any unlawful distributions to stockholders or loans to officers or directors, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

     The following  exhibits are furnished in connection with this  Registration
Statement:

5        Opinion of Sullivan & Worcester LLP

23.1     Consent of KPMG Peat Marwick LLP

23.2     Consent of Sullivan & Worcester LLP (contained in Exhibit 5)

24       Power of Attorney (included on signature pages)


Item 9. Undertakings

(1) The undersigned registrant hereby undertakes:

     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii)to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

provided, however, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

     (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes, that for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, Commonwealth of Massachusetts, on the 6th day of May, 1998.

                                       ENTERPRISE BANCORP, INC.


                                       By: /s/ George L. Duncan
                                          George L. Duncan
                                          Chairman and Chief Executive Officer

     The undersigned Officers and Directors of Enterprise Bancorp, Inc. hereby severally constitute George L. Duncan, Richard W. Main, Arnold S. Lerner and John P. Clancy, Jr., and each of them, acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below the Company's Registration Statement on Form S-8 and any and all amendments and supplements thereto, filed with the Securities and Exchange Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

                    Signatures                                       Capacity                                Date


/s/ George L. Duncan                                Chairman of the Board of Directors and Chief
George L. Duncan                                    Executive Officer                                      May 6, 1998


/s/ John P. Clancy, Jr.
John P. Clancy, Jr.                                 Treasurer (principal financial officer)                May 6, 1998


/s/ Kenneth S. Ansin
Kenneth S. Ansin                                    Director                                               May 6, 1998


/s/ Walter L. Armstrong
Walter L. Armstrong                                 Director                                               May 6, 1998


/s/ Gerald G. Bousquet, M.D.
Gerald G. Bousquet, M.D.                            Director                                               May 6, 1998


/s/ Kathleen M. Bradley
Kathleen M. Bradley                                 Director                                               May 6, 1998


                                      II-4






/s/ James F. Conway III
James F. Conway III                                 Director                                               May 6, 1998


/s/ Nancy L. Donahue
Nancy L. Donahue                                    Director                                               May 6, 1998


/s/ Lucy A. Flynn
Lucy A. Flynn                                       Director                                               May 6, 1998


/s/ Eric W. Hanson
Eric W. Hanson                                      Director                                               May 6, 1998


/s/ John P. Harrington
John P. Harrington                                  Director                                               May 6, 1998


/s/ Arnold S. Lerner
Arnold S. Lerner                                    Director                                               May 6, 1998


/s/ Richard W. Main
Richard W. Main                                     Director                                               May 6, 1998


/s/ Charles P. Sarantos
Charles P. Sarantos                                 Director                                               May 6, 1998

/s/ Michael A. Spinelli
Michael A. Spinelli                                 Director                                               May 6, 1998




                                      II-5